EXHIBIT 95.1

Federal Mine Safety and Health Act Information

The ARLP Partnership’s mining operations are subject to extensive and stringent compliance standards established pursuant to the Federal Mine Safety and Health Act of 1977, as amended by the Federal Mine Improvement and New Emergency Response Act of 2006 (as amended, the “Mine Act”).  MSHA monitors and rigorously enforces compliance with these standards, and the ARLP Partnership’s mining operations are inspected frequently.  Citations and orders are issued by MSHA under Section 104 of the Mine Act for violations of the Mine Act or any mandatory health or safety standard, rule, order or regulation promulgated under the Mine Act.  A Section 104(a) “Significant and Substantial” or “S&S” citation is generally issued in a situation where the conditions created by the violation do not cause imminent danger, but in the opinion of the MSHA inspector could significantly and substantially contribute to the cause and effect of a mine safety or health hazard.  During the three months ended June 30, 2015, the ARLP Partnership’s mines were subject to 1,672 MSHA inspection days with an average of only 0.13 S&S citations written per inspection day.

The Mine Act has been construed as authorizing MSHA to issue citations and orders pursuant to the legal doctrine of strict liability, or liability without regard to fault.  If, in the opinion of an MSHA inspector, a condition exists that violates the Mine Act or regulations promulgated thereunder, then a citation or order will be issued regardless of whether the ARLP Partnership had any knowledge of, or fault in, the existence of that condition.  Many of the Mine Act standards include one or more subjective elements, so that issuance of a citation often depends on the opinions or experience of the MSHA inspector involved and the frequency of citations will vary from inspector to inspector.

If the ARLP Partnership disagrees with the assertions of an MSHA inspector, it may exercise its right to challenge those findings by “contesting” the citation or order pursuant to the procedures established by the Mine Act and its regulations.  During the three months ended June 30, 2015, the ARLP Partnership’s operating subsidiaries contested approximately 31.6% of all citations and 66.1% of S&S citations issued by MSHA inspectors.  These contest proceedings frequently result in the dismissal or modification of previously issued citations, substantial reductions in the penalty amounts originally assessed by MSHA, or both.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) requires issuers to include in periodic reports filed with the SEC certain information relating to citations or orders for violations of standards under the Mine Act.  The following tables include information required by the Dodd-Frank Act for the three months ended June 30, 2015.  The mine data retrieval system maintained by MSHA may show information that is different than what is provided herein.  Any such difference may be attributed to the need to update that information on MSHA’s system and/or other factors.

EXHIBIT 95.1

Subsidiary Name / MSHA Identification Number (1)	Section 104(a) S&S Citations(2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations (5)	Section 107(a) Orders (6)	Total Dollar Value of MSHA Assessments Proposed (in thousands) (7)

Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	22	-	-	-	-	$55.5
1511935	-	-	-	-	-	$0.1
Warrior Coal, LLC (KY)
1505230	-	-	-	-	-	$-
1512083	-	-	-	-	-	$-
1513514	-	-	-	-	-	$-
1516460	-	-	-	-	-	$-
1517216	33	-	-	-	-	$122.5
1517232	-	-	-	-	-	$2.9
1517678	-	-	-	-	-	$-
1517740	-	-	-	-	-	$-
1517758	-	-	-	-	-	$-
1514335	1	-	-	-	-	$0.1
Hopkins County Coal, LLC (KY)
1502013	1	-	-	-	-	$0.3
1517377	-	-	-	-	-	$-
1517515	-	-	-	-	-	$-
1518826	23	-	-	-	-	$90.7
1517378	-	-	-	-	-	$-
River View Coal, LLC (KY)
1503178	-	-	-	-	-	$1.1
1519374	42	-	-	-	1	$53.4
White County Coal, LLC (IL)
1102662	-	-	-	-	-	$-
1103058	9	-	-	-	-	$53.0
Alliance WOR Processing, LLC (IL)
1103242	-	-	-	-	-	$0.1
Gibson County Coal, LLC (IN)
1202388	9	-	2	-	-	$16.8
1202215	16	-	1	-	-	$28.4
Sebree Mining, LLC (KY)
1519264	-	-	-	-	-	$-
1518547	32	-	-	-	-	$71.5
1518864	-	-	-	-	-	$-
1517044	-	-	-	-	-	$-
Appalachia Operations

MC Mining, LLC (KY)
1508079	-	-	-	-	-	$-
1517733	-	-	-	-	-	$-
1519515	8	-	-	-	-	$19.1
Mettiki Coal, LLC (MD)
1800621	-	-	-	-	-	$-
1800671	-	-	-	-	-	$0.7
Mettiki Coal (WV), LLC
4609028	8	-	-	-	-	$23.4
Tunnel Ridge, LLC (PA/WV)
4608864	10	-	-	-	-	$28.8
Other
4403236	-	-	-	-	-	$-
4403255	-	-	-	-	-	$-
4406630	-	-	-	-	-	$-
4406867	-	-	-	-	-	$-
Pontiki Coal, LLC (KY)
1508413	-	-	-	-	-	$-
1509571	-	-	-	-	-	$-
1514324	-	-	-	-	-	$-
1518839	-	-	-	-	-	$-
1518056	-	-	-	-	-	$-

EXHIBIT 95.1

Subsidiary Name / MSHA Identification Number (1)	Total Number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) (yes/no) (8)	Legal Actions Pending as of Last Day of Period	Legal Actions Initiated During Period	Legal Actions Resolved During Period

Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	-	No	12	3	4
1511935	-	No	-	-	-
Warrior Coal, LLC (KY)
1505230	-	No	-	-	-
1512083	-	No	-	-	-
1513514	-	No	-	-	-
1516460	-	No	-	-	-
1517216	-	No	21	4	4
1517232	-	No	4	1	2
1517678	-	No	-	-	-
1517740	-	No	-	-	-
1517758	-	No	-	-	-
1514335	-	No	2	-	1
Hopkins County Coal, LLC (KY)
1502013	-	No	-	-	-
1517377	-	No	-	-	-
1517515	-	No	-	-	-
1518826	-	No	21	6	5
1517378	-	No	-	-	-
River View Coal, LLC (KY)
1503178	-	No	1	-	-
1519374	-	No	13	4	3
White County Coal, LLC (IL)
1102662	-	No	-	-	-
1103058	-	No	17	4	9
Alliance WOR Processing, LLC (IL)
1103242	-	No	-	-	-
Gibson County Coal, LLC (IN)
1202388	-	No	5	3	-
1202215	-	No	13	4	1
Sebree Mining, LLC (KY)
1519264	-	No	-	-	-
1518547	-	No	13	3	-
1518864	-	No	-	-	-
1517044	-	No	-	-	-
Appalachia Operations
MC Mining, LLC (KY)
1508079	-	No	1	-	1
1517733	-	No	-	-	-
1519515	-	No	-	-	-
Mettiki Coal, LLC (MD)
1800621	-	No	-	-	-
1800671	-	No	1	-	-
Mettiki Coal (WV), LLC
4609028	-	No	5	1	4
Tunnel Ridge, LLC (PA/WV)
4608864	-	No	8	4	10
Other
4403236	-	No	-	-	-
4403255	-	No	-	-	-
4406630	-	No	-	-	-
4406867	-	No	-	-	-
Pontiki Coal, LLC (KY)
1508413	-	No	-	-	-
1509571	-	No	-	-	-
1514324	-	No	-	-	-
1518839	-	No	-	-	1
1518056	-	No	-	-	-

EXHIBIT 95.1

The number of legal actions pending before the Federal Mine Safety and Health Review Commission as of June 30, 2015 that fall into each of the following categories is as follows:

Subsidiary Name / MSHA Identification Number (1)	Contests of Citations and Orders	Contests of Proposed Penalties	Complaints for Compensation	Complaints of Discharge/ Discrimination/ Interference	Applications for Temporary Relief	Appeals of Judges Rulings

Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	1	11	-	-	-	-
1511935	-	-	-	-	-	-
Warrior Coal, LLC (KY)
1505230	-	-	-	-	-	-
1512083	-	-	-	-	-	-
1513514	-	-	-	-	-	-
1516460	-	-	-	-	-	-
1517216	6	15	-	-	-	3
1517232	-	4	-	-	-	-
1517678	-	-	-	-	-	-
1517740	-	-	-	-	-	-
1517758	-	-	-	-	-	-
1514335	-	2	-	-	-	-
Hopkins County Coal, LLC (KY)
1502013	-	-	-	-	-	-
1517377	-	-	-	-	-	-
1517515	-	-	-	-	-	-
1518826	3	18	-	-	-	5
1517378	-	-	-	-	-	-
River View Coal, LLC (KY)
1503178	-	1	-	-	-	-
1519374	-	13	-	-	-	-
White County Coal, LLC (IL)
1102662	-	-	-	-	-	-
1103058	-	17	-	-	-	-
Alliance WOR Processing, LLC (IL)
1103242	-	-	-	-	-	-
Gibson County Coal, LLC (IN)
1202388	-	5	-	-	-	-
1202215	-	13	-	-	-	-
Sebree Mining, LLC (KY)
1519264	-	-	-	-	-	-
1518547	-	13	-	-	-	-
1518864	-	-	-	-	-	-
1517044	-	-	-	-	-	-
Appalachia Operations
MC Mining, LLC (KY)
1508079	-	1	-	-	-	-
1517733	-	-	-	-	-	-
1519515	-	-	-	-	-	-
Mettiki Coal, LLC (MD)
1800621	-	-	-	-	-	-
1800671	-	1	-	-	-	-
Mettiki Coal (WV), LLC
4609028	-	5	-	-	-	-
Tunnel Ridge, LLC (PA/WV)
4608864	-	8	-	-	-	-
Other
4403236	-	-	-	-	-	-
4403255	-	-	-	-	-	-
4406630	-	-	-	-	-	-
4406867	-	-	-	-	-	-
Pontiki Coal, LLC (KY)
1508413	-	-	-	-	-	-
1509571	-	-	-	-	-	-
1514324	-	-	-	-	-	-
1518839	-	-	-	-	-	-
1518056	-	-	-	-	-	-

EXHIBIT 95.1

(1)  The statistics reported for each of the ARLP Partnership’s subsidiaries listed above are segregated into specific MSHA identification numbers.

(2)  Mine Act section 104(a) S&S citations shown above are for alleged violations of mandatory health or safety standards that could significantly and substantially contribute to a coal mine health and safety hazard.  It should be noted that, for purposes of this table, S&S citations that are included in another column, such as Section 104(d) citations, are not also included as Section 104(a) S&S citations in this column.

(3)  Mine Act section 104(b) orders are for alleged failures to totally abate a citation within the time period specified in the citation.

(4)  Mine Act section 104(d) citations and orders are for an alleged unwarrantable failure (i.e., aggravated conduct constituting more than ordinary negligence) to comply with mandatory health or safety standards.

(5)  Mine Act section 110(b)(2) violations are for an alleged “flagrant” failure (i.e., reckless or repeated) to make reasonable efforts to eliminate a known violation of a mandatory safety or health standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

(6)  Mine Act section 107(a) orders are for alleged conditions or practices which could reasonably be expected to cause death or serious physical harm before such condition or practice can be abated and result in orders of immediate withdrawal from the area of the mine affected by the condition.

(7)  Amounts shown include assessments proposed by MSHA during the three months ended June 30, 2015 on all citations and orders, including those citations and orders that are not required to be included within the above chart.

(8)  Mine Act section 104(e) written notices are for an alleged pattern of violations of mandatory health or safety standards that could significantly and substantially contribute to a coal mine safety or health hazard.